                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant      / X /
Filed by a Party other than the Registrant  /   /

Check the appropriate box:

/ X /  Preliminary Proxy Statement     /   /  Confidential, for Use of the
                                         Commission Only (as permitted by
                                         Rule 14a-6(e)(2))
/   /  Definitive Information Statement
/   /  Definitive Additional Materials
/   /  Soliciting Material Pursuant to  Rule14a.11(c) or Rule 14a-12


                                  PEGASUS GOLD INC.
                                  -----------------
                     (Name of Registrant as Specified in Charter)

                                         N/A
                                         ---
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ X / No fee required
/   / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                                         N/A
                                         ---

(2)  Aggregate number of securities to which transaction applies:
                                         N/A
                                         ---

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                         N/A
                                         ---

(4)  Proposed maximum aggregate value of transaction:
                                         N/A
                                         ---

(5)  Total fee paid:
                                         N/A
                                         ---

/   / Fee paid previously with preliminary materials

/   / Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
                                         N/A
                                         ---


(2)  Form, Schedule or Registration Statement No.:
                                         N/A
                                         ---

(3)  Filing Party:
                                         N/A
                                         ---

(4)  Date Filed:
                                         N/A
                                         ---

                                     [LETTERHEAD]



                                                                  March 24, 1997



DEAR SHAREHOLDER:

You are cordially invited to attend the 1997 Annual General Meeting of Shareholders, which will be held in the Garden Room of the Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada, on Wednesday, April 30, 1997, at 10:30 a.m.

You will be asked to vote on the election of three directors and the approval of the selection of auditors for 1997. You will also be asked to approve the adoption of the 1997 Stock Plan, a new stock-based incentive compensation plan for directors and executive officers that will replace the current stock option plans. In addition, reports on operations and other matters of interest will be presented at the meeting. Please refer to the Notice of Meeting and the Proxy Statement and Information Circular, which are enclosed.

Your Board of Directors respectfully recommends that you cast your vote in favor of each proposal.

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE, THEREFORE, URGED TO SIGN, DATE, AND MAIL THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. A proxy solicitation effort is planned to help ensure maximum shareholder representation at this important annual meeting. Thank you for your cooperation and we look forward to your attendance at the meeting.

                                  Sincerely,



                                  Werner G. Nennecker,
                                  President and Chief Executive Officer

                   NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                              TO BE HELD APRIL 30, 1997

NOTICE IS HEREBY GIVEN that the 1997 Annual General Meeting of Shareholders of PEGASUS GOLD INC. (the "Company") will be held in the Garden Room of the Pan Pacific Hotel, 300-999 Canada Place, Vancouver, British Columbia, Canada, on Wednesday, April 30, 1997, at 10:30 a.m. (PDT), (the "Annual Meeting") for the following purposes:

(1) To receive the report of the directors, the audited consolidated financial statements of the Company, and the report of the auditors for the fiscal year ended December 31, 1996.

(2) To elect three directors to hold office for a term of three years each or until their respective successors are elected and qualified.

(3) To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors.

(4) To approve the adoption of the 1997 Stock Plan.

(5) To consider and transact such other business as may properly be brought before the meeting or any adjournment thereof.

The Company's Board of Directors has fixed the close of business on March 25, 1997, as the record date for determination of shareholders entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

Registered shareholders who are individuals may attend and vote at the meeting in person or by proxy, and shareholders which are corporations may attend and vote at the meeting by proxy or by a duly authorized representative.

                                  BY ORDER OF THE BOARD,


                                  Robert A. Lonergan
                                  Secretary
Spokane, Washington, U.S.A.
March 24, 1997

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                       PROXY STATEMENT AND INFORMATION CIRCULAR

                                  TABLE OF CONTENTS
                                                                            Page

GENERAL........................................................................1

SOLICITATION OF PROXIES........................................................1

APPOINTMENT AND REVOCATION OF PROXIES..........................................1

VOTING SECURITIES..............................................................2

EXERCISE OF DISCRETION BY PROXIES..............................................2

ANNUAL REPORT..................................................................3

PRINCIPAL HOLDERS OF VOTING SECURITIES.........................................3

ELECTION OF DIRECTORS..........................................................4

COMPENSATION OF EXECUTIVE OFFICERS............................................10

FIVE-YEAR TOTAL RETURN GRAPH..................................................17

REMUNERATION OF DIRECTORS AND SENIOR OFFICERS.................................18

PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 STOCK PLAN.......................19

CORPORATE GOVERNANCE..........................................................22

APPOINTMENT AND REMUNERATION OF AUDITORS......................................27

PROPOSALS BY SHAREHOLDERS FOR 1998 ANNUAL GENERAL MEETING.....................28


EXHIBIT 1 - 1997 STOCK PLAN

                       PROXY STATEMENT AND INFORMATION CIRCULAR




                                       GENERAL

Except as otherwise stated, the information contained herein is stated as of March 10, 1997. The Proxy Statement and Information Circular and the accompanying Instrument of Proxy are expected to be mailed to shareholders on or before April 4, 1997.

Advance notice of the Annual General Meeting of Shareholders of Pegasus Gold Inc. to be held April 30, 1997 (the "Annual Meeting") was published, pursuant to Section 135 of the British Columbia Company Act, in the March 5, 1997 edition of THE PROVINCE newspaper and delivered to certain regulatory authorities as required by the regulations under such Act.

All dollar amounts in this Proxy Statement and Information Circular, unless otherwise indicated, are stated in U.S. dollars.

                               SOLICITATION OF PROXIES

THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MANAGEMENT OF PEGASUS GOLD INC. (the "Company") for use at the Annual Meeting and any adjournments thereof.

All costs of this solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees of the Company personally or by telephone or by special mail, and such persons will receive no compensation therefor other than their regular salaries. The Company will also make arrangements with brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy materials to their principals, and will reimburse them for their reasonable out-of-pocket expenses. The Company also intends to use the services of D.F. King & Co., Inc. to assist in the solicitation of proxies. The charge for proxy solicitation services rendered to the Company is estimated to be $7,000 plus expenses.

                        APPOINTMENT AND REVOCATION OF PROXIES

The individuals named in the accompanying Instrument of Proxy are the President and Secretary of the Company, respectively. A SHAREHOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THE SHAREHOLDER AT THE ANNUAL MEETING, EITHER BY INSERTING SUCH PERSON'S

NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY.

IN ORDER TO BE VALID, AN INSTRUMENT OF PROXY MUST BE SIGNED, DATED, AND DEPOSITED WITH EITHER MONTREAL TRUST COMPANY OF CANADA, 510 BURRARD STREET, FOURTH FLOOR, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3B9 (CANADIAN RESIDENT SHAREHOLDERS), OR THE COMPANY'S EXECUTIVE OFFICE AT SUITE 1500, 601 WEST FIRST AVENUE, SPOKANE, WASHINGTON, U.S.A. 99204 (U.S. RESIDENT SHAREHOLDERS) NO LATER THAN 48 HOURS BEFORE THE TIME OF THE ANNUAL MEETING (EXCLUDING SATURDAYS, SUNDAYS, AND HOLIDAYS) OR ANY ADJOURNMENTS THEREOF, OR WITH THE CHAIRMAN OF THE MEETING BEFORE THE MEETING OR THE ADJOURNED MEETING COMMENCES.

Any shareholder executing an Instrument of Proxy retains the right to revoke it at any time prior to it being exercised. In addition to revocation in any other manner provided by law, a proxy may be revoked by a subsequent instrument of proxy in writing executed by the shareholder or by the shareholder's attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered to the registered office of the Company, 1600 - 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2, at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, or to the Chairman of the Annual Meeting on the day of such meeting, or any adjournment thereof. A revocation of a proxy does not affect any matter on which a vote has been taken before the revocation.

                                  VOTING SECURITIES

As of the close of business on March 10, 1997, the Company had outstanding 41,173,774 Common Shares without par value (the "Common Shares"), with each share carrying the right to one vote. Any shareholder of record at the close of business on March 25, 1997, who either personally attends the Annual Meeting or has completed and delivered an Instrument of Proxy in the manner and subject to the provisions described above, will be entitled to vote or to have shares voted at the meeting or any adjournment thereof.

                          EXERCISE OF DISCRETION BY PROXIES

If a poll is taken, the persons named in the enclosed Instrument of Proxy will vote (or withhold from voting) the shares in respect of which they are appointed in accordance with the direction of the shareholders appointing them, where the instructions in such Instrument of Proxy are certain. IN THE ABSENCE OF SUCH DIRECTION, SUCH SHARES WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR AND IN FAVOR OF EACH OTHER MATTER SHOWN ON THE INSTRUMENT OF PROXY.

The Instrument of Proxy enclosed, when properly signed, confers discretionary authority with respect to amendments of the matters identified in the notice of meeting and any other matters that may properly be brought before the Annual Meeting. At the time of printing this Proxy Statement and Information Circular, management and the Board of Directors of the Company are not aware that any such amendments or other matters are to be presented for action at the meeting.

                                    ANNUAL REPORT

The Annual Report of the Company for the fiscal year ended December 31, 1996 accompanies this Proxy Statement and Information Circular. The consolidated financial statements of the Company, the accompanying notes and report of the independent auditors, the selected financial data for each of the last five years, and management's discussion and analysis of financial condition and results of operations are included in the Annual Report.

                       PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Shares of the Company, as of February 28, 1997, by each person known to the Company to own beneficially more than 5 percent of such Common Shares, and by each director, each nominee for director, and each officer named in the summary compensation table set out under the heading "Compensation Summary" below. Except as otherwise indicated, each named beneficial owner has voting and investment power with respect to the shares set forth opposite the owner's name.

                                                 Number of    Percent of
                                                   Common       Common
                                                 Shares (1)   Shares (2)
                                                 ----------   ----------
Mercury Asset Management . . . . . . . . . . . .  2,876,700      6.8%
Ontario Teachers' Retirement System. . . . . . .  2,363,600      5.6%
Lawrence I. Bell . . . . . . . . . . . . . . . .      6,333        *
Peter M.D. Bradshaw. . . . . . . . . . . . . . .         --        *
Douglas R. Cook. . . . . . . . . . . . . . . . .     26,333        *
Michael A. Grandin . . . . . . . . . . . . . . .      5,333        *
Peter R. Kutney. . . . . . . . . . . . . . . . .     43,000        *
Werner G. Nennecker. . . . . . . . . . . . . . .    376,108        *
Lindsay D. Norman. . . . . . . . . . . . . . . .     17,000        *
Anthony J. Petrina . . . . . . . . . . . . . . .     11,400        *
Fred C. Schulte. . . . . . . . . . . . . . . . .     16,500        *
Phillips S. Baker, Jr. . . . . . . . . . . . . .    184,845        *
Terry D. Bauer . . . . . . . . . . . . . . . . .    132,238        *
James P. Geyer . . . . . . . . . . . . . . . . .     81,800        *
Robert A. Lonergan . . . . . . . . . . . . . . .     66,825        *
Trevor S. Schultz. . . . . . . . . . . . . . . .         --        *
Allan M. Park. . . . . . . . . . . . . . . . . .         --        *

Directors and Executive Officers as a Group (3)    1,195,182     2.8%


----------------

*  Less than 1%

(1) Includes Common Shares subject to options exercisable within 60 days of February 28, 1997 as follows: Mr. Bell: 5,333 shares; Mr. Cook: 24,333 shares; Mr. Grandin: 4,333 shares; Mr. Kutney: 42,000 shares; Mr.
     Nennecker: 371,234 shares; Dr. Norman: 16,000 shares; Mr. Petrina: 10,400 shares; Mr. Schulte: 16,500 shares; Mr. Baker: 177,400 shares; Mr. Bauer: 131,850 shares; Mr. Geyer 81,800 shares; and Mr.
     Lonergan: 66,825 shares.

(2)  Based on 41,167,674 Common Shares outstanding as of February 28, 1997.

(3)  Includes the executive officers listed and three other executive officers.

                                ELECTION OF DIRECTORS

Under the Articles of the Company, as amended, the number of directors shall not be less than five nor more than eleven. Presently, the Board of Directors (the "Board") has nine members. It is proposed that Peter M.D. Bradshaw, Douglas R. Cook, and Peter R. Kutney be elected at the Annual Meeting. Each director of the Company elected at this meeting will have a three-year term that will expire at the 2000 Annual General Meeting, unless the position is vacated earlier. Pursuant to the Articles, the election of directors is on a rotational basis so that, as nearly as possible, the terms of office of one-third of the directors expire at each annual general meeting. Under the Company Act (British Columbia), a majority of the directors must be Canadian residents.

The Articles provide that the Board of Directors may, between annual meetings, increase the size of the Board to no more than eleven directors or decrease the size of the Board to no less than five directors. On February 20, 1997, the Board appointed Peter M.D. Bradshaw to fill the vacancy on the Board created by the resignation of Paul H. Atkinson, who resigned as a director effective October 22, 1996. Fred C. Schulte succeeded Lindsay D. Norman as Chairman of the Board on August 1, 1996.

Each position on the Board is filled by the nominee receiving a plurality of the votes cast with respect to such position. Abstentions from voting will have the practical effect of voting against the nominee because it is one less vote for approval. "Broker non-votes" will have no effect because they are not considered "shares present" for voting purposes. Each nominee has consented in writing to serve as a director if elected. However, if any nominee is unable to serve, the persons named in the accompanying Instrument of Proxy will vote for a substitute in their discretion. Proxies cannot be voted for more than three persons. MANAGEMENT OF THE COMPANY RECOMMENDS A VOTE FOR PETER M.D. BRADSHAW, DOUGLAS R. COOK, AND PETER R. KUTNEY.

NOMINATED DIRECTORS

Name, Principal Occupation,                                    Director  Term
Recent Business Experience                               Age   Since     Expires
--------------------------                               ---   -----     -------

PETER M.D. BRADSHAW (1)                                  58    1997      1997
Resident of Vancouver, British Columbia, Canada.
Mr. Bradshaw has been Chairman, President and
Chief Executive Officer of First Point Minerals
Corporation, an international minerals exploration company, since June 1996. He was Senior Vice
President from August 1995 to June 1996, and Vice
President from August 1986 until August 1995 of
Orvana Minerals Corp., a gold mining company.
From 1977 to August 1986, Mr. Bradshaw held various management positions with Placer Dome Limited, an international mining company. Prior to that he held management positions at Barrington Research
Limited, a mineral exploration service company.
Mr. Bradshaw holds a Doctorate of Economic Geology from Durham University in the United Kingdom.

DOUGLAS R. COOK (2) (3) (5)                              71    1991      1997
Resident of Reno, Nevada, U.S.A.  Since 1986, Mr.
Cook has been President of Cook Ventures, Inc., a geological consulting company. From 1985 to 1986, he was Senior Vice President and a director of Freeport McMoRan Gold Company and from 1974 to 1986,
Mr. Cook was President of Freeport Exploration
Company.  Mr. Cook is a director of Atlas Corporation,
Denver, Colorado, and Senior Associate Consultant with
Anderson and Schwab, Inc., management consultants.
Mr. Cook holds a Doctorate of Science in Mining
Geology from Colorado School of Mines and a Masters of Applied Science degree from the University of Toronto.

PETER R. KUTNEY (2) (3) (4)                              63    1984      1997
Resident of Calgary, Alberta, Canada. Mr. Kutney has been self-employed as an oil and gas consultant since
March 1984.  From April 1984 to December 1986, he was
Chairman of Canu Resources, Ltd., a precious metals mining company. From January 1981 to November 1983,
Mr. Kutney was President, and from December 1983 until
March 1984, Chairman and Chief Executive Officer, of
Wharf Resources Ltd., a gold mining company. From 1978 to October 1983, he was Chairman and Chief Executive
Officer of Coseka Resources Ltd., an oil and gas company. Mr. Kutney is a director of Vintage Resources
Inc. and Shamrock Resources Inc.


(footnotes on page 7)

INCUMBENT DIRECTORS

The terms of office of the following directors do not expire at the Annual Meeting and, accordingly, such directors are not being proposed at this time as nominees for re-election:

Name, Principal Occupation,                                    Director  Term
Recent Business Experience                               Age   Since     Expires
--------------------------                               ---   -----     -------

LINDSAY D. NORMAN (1) (2) (4)                            59    1987      1999
Resident of Butte, Montana, U.S.A.  Dr. Norman has been
President of Montana Tech since July 1, 1986. Prior to that, Dr. Norman was Vice President and Technical
Director of The Chase Manhattan Bank in New York City
(1984-1986), a Vice President of Jones & Laughlin (LTV)
Steel Corp. (1981-1984), and Director of the U.S. Bureau of Mines (1979-1981). Prior to that, he held management, planning and research positions with the Bureau of Mines and E.I. duPont DeNemours & Co.

FRED C. SCHULTE (3) (4) (5)                              50    1993      1999
Resident of Chicago, Illinois, U.S.A. Mr. Schulte has been the President and Chief Executive Officer of Elgin
National Industries, Inc. since 1988.  Prior to joining
Elgin, Mr. Schulte held a number of key management and executive positions with Santa Fe Southern Pacific
Corporation, most recently as Vice-President, Executive
Department.

MICHAEL A. GRANDIN (1) (2)                               52    1996      1999
Resident of Calgary, Alberta, Canada. Mr. Grandin has been Vice Chairman and Director of Midland Walwyn
Capital Inc., an independent integrated investment firm, since October 1996. Prior to that, Mr. Grandin was the President and Chief Executive Officer of Sceptre
Resources Ltd. since 1994. Prior to that, Mr. Grandin was Senior Vice President and Chief Financial Officer of
PanCanadian Petroleum Ltd. from 1990 to 1994 and a
Managing Director of ScotiaMcLeod Inc. from 1986 to 1990.
Prior to that, Mr. Grandin held a number of key management and executive positions at Dome Petroleum Ltd.
and other companies.

(footnotes on page 7)

Name, Principal Occupation,                                    Director  Term
Recent Business Experience                               Age   Since     Expires
--------------------------                               ---   -----     -------

LAWRENCE I. BELL (1) (5)                                 58    1995      1998
Resident of Vancouver, British Columbia, Canada.  Since
1993, Mr. Bell has been the President and Chief
Executive Officer of Shato Holdings Ltd., a holding company for food (manufacture and retail) and real estate interests. Prior to joining Shato, Mr. Bell held numerous key management and executive positions including Chairman and President of the Westar Group
Ltd., a diversified holding company (1991 to 1992), and Chairman and CEO of B.C. Hydro, a British Columbia government-owned utility (1987 to 1991). Mr. Bell also has held positions as Deputy Minister in various departments of the British Columbia Government.

WERNER G. NENNECKER (4)                                  42    1992      1998
Resident of Veradale, Washington, U.S.A. Mr. Nennecker joined the Company in September 1992, as Senior Vice
President and Chief Operating Officer.  In November 1992,
Mr. Nennecker assumed the position of President and Chief
Executive Officer and became a Director of the Company.
Prior to joining the Company, Mr. Nennecker worked 18 years in the mining industry with Ranchers Exploration and Santa Fe Pacific Gold Corporation. Most recently, he held the positions of Executive Vice-President of Santa
Fe Pacific Minerals Corporation and President of Santa Fe
Pacific Gold Corporation.  Mr. Nennecker is a director of
USMX, Inc.

ANTHONY J. PETRINA (3) (4) (5)                           60    1994      1998
Resident of Vancouver, British Columbia, Canada.  Mr.
Petrina is a Registered Professional Mining Engineer.
Mr. Petrina retired in October 1992 from Placer Dome,
Inc., an international mining company.  Since 1974, Mr.
Petrina held various senior management positions with Placer Dome, including President and Chief Executive
Officer, Executive Vice President, Vice President,
Operations and Assistant Vice President, Operations.
Mr. Petrina is a director of Metall Mining Corporation and Miramar Mining Corporation.

---------------

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.
(3)  Member of Environmental Committee.
(4)  Member of Executive Committee.
(5)  Member of Nominating Committee.

There are no family relationships between any of the nominees, directors or officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Under the securities laws of the United States, the Company's directors and executive officers, and any persons holding more than 10 percent of the Company's Common Shares, are required to report their initial ownership of the Company's Common Shares and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement and Information Circular any failure to file by these dates. No Company officer or director has failed to timely file any such reports in 1996. In making these disclosures, the Company has relied solely on written representations of its directors and executive officers and copies of the reports that they have filed with the Commission.

During the fiscal year ended December 31, 1996, the Board of Directors met on a total of eight occasions. Each director attended more than 75 percent of the aggregate number of meetings of the Board and the committees of which he was a member.

The Audit Committee reviews with the auditors the scope of the audit and the financial statements. This committee is also responsible for recommending to the Board a firm of independent auditors to act as the Company's independent auditors. During the year ended December 31, 1996, the Audit Committee met four times.

The Compensation Committee, which met five times during 1996, is responsible for formulating the Company's compensation policies and for administering the 1987 Stock Option Plan and the 1989 Non-Employee Directors' Stock Option Plan, and granting awards under the proposed 1997 Stock Plan. None of the members of the Committee are current employees, former employees, or former officers of the Company.

The Environmental Committee oversees the development and implementation of the Company's environmental policies and periodically reviews operating procedures to ensure compliance with applicable local, state, and federal environmental law. The Committee met four times in 1996.

The Executive Committee, which met two times during 1996, has been delegated the authority to act on behalf of the Board on matters which have been previously introduced to the entire Board and for which the Board has given its approval in principle. It also has plenary authority to act on behalf of the Board on matters having a value of less than $10,000,000.

The Nominating Committee, which was established in February 1996 and met once during the remainder of the year, is responsible for considering nominees for appointment for election to the Board and making recommendations to the Board in connection therewith. The Committee will consider proposals for nominations to the Board from shareholders, provided such proposals are made in writing to the Secretary or Assistant Secretary of the Company and contain sufficient background information concerning the nominee to enable a proper judgment to be made as to his or her qualifications. The Committee also will review the contributions of each director prior to each annual general meeting and consider each director's suitability for continuing in his position for the balance of his term.

DIRECTORS' FEES AND OPTIONS

Each director who is not an employee of the Company receives an annual director's fee of $15,000 and an annual meeting fee of $20,000 regardless of the number of board or committee meetings scheduled. Mr. Schulte, the Chairman of the Board, receives an additional annual fee of $21,000. Committee chairmen of the Audit, Compensation and Environmental Committees (other than Mr. Schulte) are paid an additional $5,000 annually. Directors are reimbursed for their travel and other expenses incurred in attending Board and committee meetings.

The 1989 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") provides for yearly grants of stock options to each member of the Board of Directors who is not a full-time employee of the Company or its subsidiaries. The exercise price of stock options granted is the closing price of the Common Shares on the American Stock Exchange as reported on the date of grant. The options vest on the date of grant and, subject to insider trading rules, are immediately exercisable. The options expire ten years after the date granted or at such earlier date as may be provided by the Directors' Plan. Payment to the Company of the exercise price of the options may be in cash, Common Shares of the Company, or a combination thereof. If a non-employee director terminates service on the Board through voluntary resignation, retirement, or disability, previously granted options will continue to be exercisable for a period of 60 days commencing on the termination date. In the event of the death of a director, an unexercised option may be exercised by the option holder's legal representatives within six months of the date of death. If a director is removed from the Board for cause, as defined in the Directors' Plan, all unexercised options terminate immediately.

The Directors' Plan is administered by the Compensation Committee, which is authorized to interpret the Directors' Plan but has no authority or discretion with respect to the selection of directors eligible to receive options, the number of shares reserved under the Directors' Plan, the shares subject to each grant, or the exercise price of options granted thereunder, which matters are addressed in the Directors' Plan itself. The Board of Directors may suspend, amend (with the approval of The Toronto Stock Exchange and the Montreal Exchange), or terminate the Directors' Plan at any time. However, the Directors' Plan provides that any amendments to increase the number of shares subject to the Directors' Plan or the number of shares to be granted to directors, change provisions related to exercise price, change the period during which options may be granted, change the eligibility of directors to receive options, or otherwise materially increase the benefits under the Directors' Plan require shareholder approval.

On April 24, 1996, each eligible director was granted an option to acquire 4,000 Common Shares at a price of $13.50 per share. During the 30-day period preceding the option grant dates, the closing price of the Common Shares on the American Stock Exchange varied from a low of $13.50 per share to a high of $15.50 per share.

The Directors' Plan terminates on June 1, 1997. The proposed 1997 Stock Plan, if approved by the shareholders, will replace the Directors' Plan respecting future stock-based awards to Company directors.

                          COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION SUMMARY

The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the fiscal year ended December 31, 1996 to or on behalf of the Company's Chief Executive Officer and each of the six other most highly compensated executive officers of the Company (four of which remained executive officers at the end of the Company's last fiscal year and all of which are hereafter referred to as the "Named Executive Officers"). The table also discloses their compensation for the years 1994 and 1995 if they were executive officers during those years.


                              SUMMARY COMPENSATION TABLE


                                                Annual Compensation
                                      -------------------------------------
                                                                                  Long-Term
                                                                                Compensation
                                                                                   Awards
                                                                                ------------

                                                                  Other          Securities     All Other
                                                                  Annual         Underlying        Com-
Name and                               Salary      Bonus       Compensation       Options       pensation
Principal Position             Year   ($) (1)     ($) (1)        ($) (2)            (#)          ($) (3)
------------------             ----   -------     -------      ------------      ----------    ----------
Werner G. Nennecker            1996    350,000    158,620           499           172,400         8,029
 President, Chief              1995    353,719    300,000            --           154,300         7,240
 Executive Officer and         1994    323,632    160,000         8,852            63,400         7,298
 Director

Phillips S. Baker, Jr. (4)     1996    175,233     45,873            --            72,700         6,185
 Vice President, Finance       1995    165,700     87,302         3,578            76,600         6,171
 and Chief Financial           1994    153,942    102,994         9,440            22,800         4,858
 Officer

Robert A. Lonergan (5)         1996    164,667     45,915        22,216            67,800         8,062
 Vice President, General       1995     75,602     43,450         8,570            42,100           720
 Counsel and Corporate
 Secretary

James P. Geyer (6)             1996    163,800     39,017            --            71,100         7,027
 Vice President,               1995    137,323     87,895            --            43,600         6,566
 Operations

Terry D. Bauer (7)             1996    144,067     40,295            --            61,600         7,427
 Vice President,               1995    138,300     68,854            --            53,100         6,376
 Environmental                 1994    100,733     66,041            --            39,400         5,326
 and Governmental Affairs

Trevor S. Schultz (8)          1996    283,852         --        27,213            37,600       519,468
 Vice President, Chief         1995    104,604     58,537         1,645           100,000         1,246
 Operating Officer

Allan M. Park (9)              1996    172,302     38,412            --            18,500        10,325
 Vice President,               1995    181,225     78,946            --            57,100         9,324
 Exploration                   1994    167,625     37,685            --            23,400         9,300


___________
(footnotes on following page)

(1) Amounts shown include cash and non-cash compensation paid to or accrued on behalf of the Named Executive Officers, as well as amounts earned but deferred at the election of those officers.

(2) Amounts shown include tax reimbursement payments and perquisites and other personal benefits or property received from the Company by any Named Executive Officer for the last fiscal year to the extent such payments exceeded the lesser of $50,000 or 10% of such Named Executive Officer's total annual salary and bonus.

(3) Amounts shown in this column for the last fiscal year are derived from the following: Mr. Nennecker: annual Company payment to defined contribution plans ("DCP") of $6,365, and Company paid life insurance premiums of $1,664; (ii) Mr. Baker: annual Company payment to the DCP of $5,788, and Company paid life insurance premiums of $397; (iii) Mr. Lonergan: annual Company payment to the DCP of $6,453 and Company paid life insurance premiums of $1,609; (iv) Mr. Geyer: annual Company payments to the DCP of $6,454, and Company paid life insurance premiums of $573; (v) Mr. Bauer: annual Company payments to the DCP of $6,606 and Company paid life insurance premiums of $821; (vi) Mr. Schultz: annual payments to the DCP of $7,708, severance payment $510,000, and Company paid life insurance premiums of $1,608; and (vii) Mr. Park: annual Company payments to the DCP of $7,606 and Company paid life insurance premiums of $2,659.

(4) Mr. Baker first became an executive officer when he joined the Company in January 1994 as Vice President, Finance and Chief Financial Officer.

(5) Mr. Lonergan first became an executive officer when he joined the Company in June 1995 as Vice President, General Counsel and Corporate Secretary.

(6) Mr. Geyer first became an executive officer as Vice President, Operations in October 1995. Mr. Geyer resigned in January 1997.

(7) Mr. Bauer first became an executive officer as Vice President, Environmental and Governmental Affairs in April 1994.

(8) Mr. Schultz first became an executive officer when he joined the Company as Chief Operating Officer in August 1995. Mr. Schultz resigned in August 1996.

(9)  Mr. Park resigned as an officer October 31, 1996.

STOCK OPTIONS

The following table contains information concerning the grant of stock options under the Company's 1987 Stock Option Plan to the Named Executive Officers:

                                OPTION GRANTS IN 1996



                                              INDIVIDUAL GRANTS
                           -------------------------------------------------------

                           Number  of     % of Total                                        Potential Realizable Value
                           Securities       Options                                           at Assumed Annual Rates
                           Underlying     Granted to                                        of Stock Price Appreciation
                            Options        Employees     Exercise                                 for Option Term
                            Granted        in Fiscal      price         Expiration          ---------------------------
          Name              (#) (1)           Year        ($/Sh)           Date                 5% ($)       10% ($)
          ----             ----------     ----------     --------       ----------              ------       -------
Werner G. Nennecker.....     73,200          6.2%         16.000        02/12/2003            $476,796     $1,111,137
                             99,200          8.4%          7.563        12/31/2003             305,427        711,775

Phillips S. Baker, Jr...     21,500          1.8%         16.000        02/13/2003             140,043        326,359
                             51,200          4.4%          7.563        12/31/2003             157,640        367,368

Robert A. Lonergan......     23,000          2.0%         16.000        02/13/2003             149,813        349,128
                             44,800          3.8%          7.563        12/31/2003             137,935        321,447

James P. Geyer..........     21,900          1.9%         16.000        02/13/2003             142,648        332,430
                             49,000          4.2%          7.563        12/31/2003             151,482        353,017

Terry D. Bauer..........     16,400          1.4%         16.000        02/13/2003             106,823        248,943
                             45,200          3.8%          7.563        12/31/2003             139,166        324,317

Trevor S. Schultz.......     37,600          3.2%         16.000        02/13/2003             244,912        570,748

Allan M. Park...........     18,500          1.6%         16.000        02/13/2003             120,502        280,820
                                200          0.0%         14.250        04/30/2003               1,160          2,704

Total Grants in 1996....  1,176,333



---------------

(1) The 1987 Stock Option Plan (the "1987 Plan") provides for the granting of stock options to officers and key employees of the Company and its subsidiaries. The 1987 Plan is administered by the Compensation Committee of the Board, the members of which are not eligible to receive options under the 1987 Plan. Under the terms of the 1987 Plan, stock options may be granted in the form of incentive stock options (as defined in Section 422 of the of the Internal Revenue Code) or non-qualified stock options. Options granted are generally exercisable for seven years following the date of grant at exercise prices equal to the closing price of the Company's Common Shares on the American Stock Exchange on the date of grant.

    Payment of the exercise price of an option may be made in cash or in Common Shares or a combination thereof. Options generally vest at the rate of one-quarter per year. Options may be subject to such additional or different terms and conditions not inconsistent with the 1987 Plan as are prescribed by the Compensation Committee. The Compensation Committee has the power to permit an acceleration of the exercise terms of an option granted pursuant to the 1987 Plan upon such circumstances, and subject to such terms and conditions, as the Committee deems appropriate, including a change in control of the Company.

    Options granted in February 1996 were granted for a term of seven years with 25 percent of the option shares covered thereby becoming exercisable on the grant date (subject to insider trading rules) and with an additional 25 percent of the option shares becoming exercisable on each anniversary date, with full vesting occurring on the third anniversary date. Options granted in December 1996 were granted for a term of seven years and fully vested upon grant. Under the terms of the Company's 1987 Plan, the Compensation Committee retains discretion, subject to plan limits (and with the approval of The Toronto Stock Exchange and the Montreal Exchange), to modify the terms of outstanding options, and to reprice the options.

    The Plan terminates May 21, 1997. The proposed 1997 Stock Plan, if approved by the shareholders, will replace the 1987 Plan respecting future stock-based awards to Company officers and key employees.

OPTION EXERCISES AND YEAR END HOLDINGS

The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the year ended December 31, 1996, and unexercised options held as of the end of 1996:

                         AGGREGATED OPTION EXERCISES IN 1996
                               AND FY-END OPTION VALUES



                                                                 NUMBER OF
                                                                 SECURITIES              VALUE OF
                                                                 UNDERLYING             UNEXERCISED
                                                                 UNEXERCISED           IN-THE-MONEY
                               SHARES                            OPTIONS AT             OPTIONS AT
                               ACQUIRED                          FY-END (#)             FY-END ($)
                             ON EXERCISE    VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
         NAME                    (#)            ($)             UNEXERCISABLE       UNEXERCISABLE (1)
         ----                -----------    --------------      -------------       -----------------
Werner G. Nennecker          50,000         226,250           314,417/143,883             --/--
Phillips S. Baker, Jr.         --              --              158,475/53,625             --/--
Robert A. Lonergan             --              --               61,075/38,300             --/--
James P. Geyer                 --              --               93,750/40,150             --/--
Terry D. Bauer                 --              --              110,200/48,700             --/--
Trevor S. Schultz              --              --                  --/--                  --/--
Allan M. Park                  --              --                  --/--                  --/--

 ---------------
(1) Market value of underlying securities at December 31, 1996, minus the exercise price of "in-the-money" options.

EMPLOYMENT CONTRACTS

The Company has entered into officer employment agreements with each of the Named Executive Officers and certain other executive officers. The agreements, except as discussed below, provide for an immediate benefit to the employee upon termination by the Company without cause, by the employee for good reason, upon the death or disability of the employee or upon termination after a Change of Control, as defined in the agreements. The agreements provide that the employee will receive a lump sum amount equal to twice his current salary and employment search assistance upon termination for other than cause. The employee will receive a lump sum amount equal to two and one-half times his current annual salary if termination other than for cause occurs following a Change of Control, except for Mr. Nennecker, who will receive a lump sum amount equal to three times his current annual compensation, which includes bonus. If the employee dies or is disabled, compensation equal to six months' salary will be paid. The agreements also provide that after a Change in Control, all options will become immediately vested and require that other benefits, such as life and health insurance, be continued for a period of 12 months (24 months on termination other than for cause following a Change of Control). In addition, upon termination following a Change of Control, the Company will provide relocation benefits and price protection equal to the original purchase price plus improvements on the sale of the employee's residence. The term "Change of Control" is defined, for purposes of the agreements, as an event whereby any person, corporation, or other entity or group acquires, directly or indirectly, securities of the Company representing 20 percent of the combined voting power of the Company's then outstanding voting securities, or two incumbent directors are replaced by individuals who are not supported by management.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE

OVERVIEW OF COMPENSATION POLICY AND COMPONENTS

The Company's compensation policy as established by its Board is intended to provide competitive compensation to all employees, giving consideration to the relative contribution and performance of each individual employee. It is the Company's policy to compensate its executive officers at levels consistent with industry norms, primarily in the form of base salary, together with incentive compensation at targeted percentages of base salary. In addition, it is the Company's policy to grant stock options annually to each of its executive officers in amounts based upon the officer's responsibility and accountability so as to align their interests with the creation of shareholder value and to encourage their continuation with the Company. The precious metals mining industry is competitive with respect to recruitment and retention of qualified personnel; accordingly, the Company's management acts to ensure that the Company's compensation practices are competitive with other producers of precious metals, thereby enabling it to attract and retain key employees.

For 1996, executive compensation consisted of three components: base salary, annual incentive opportunity, and long-term incentives (including stock options). Determining the compensation levels of the Company's executive officers is the responsibility of the Board, through its Compensation Committee (the "Committee"), which has overall responsibility for the Company's compensation policies to senior management. The Committee makes recommendations to the Board as to the salaries, incentive opportunities, and stock options awarded to the Company's Chief Executive Officer (the "CEO") and other executive officers. The Committee has retained the services of an independent consultant to assist the Committee in setting base salary and incentive awards for the CEO and the executive officers by providing advice and survey information with respect to compensation paid by 13 medium-to-large-sized mining companies, which generally produce in excess of 200,000 ounces of gold annually (the "Comparison Group"). The Committee believes that the Comparison Group provides a more meaningful comparison than the broad-based peer group used in the performance graph because the Comparison Group companies are similar in size to the Company and compete directly with the Company for qualified personnel.

The Committee is comprised entirely of independent directors. No member of the Committee is a current or former officer or employee of the Company or any of its subsidiaries.

BASE SALARIES

Base salary ranges for the CEO and the other executive officers are established based upon surveys of similar positions in the Comparison Group. Placement within the range reflects the Committee's evaluation and assessment of the individual performance of each executive officer, time in position, and the overall financial condition of the Company. Base salaries are generally set at a level which is approximately equal to the 50th percentile of the comparable position in the Comparison Group. In 1996, all executives received salary adjustments in order to place them near the 50th percentile of base salaries paid to executives performing similar functions in companies included in the Comparison Group.

INCENTIVE COMPENSATION

The Committee determined that the goals of the Company's compensation policies would be achieved if the Company's executive officers were given the opportunity to earn, (when performance warranted) cash compensation at levels that would place them at or above the 75th percentile with respect to overall compensation received by executive officers holding comparable positions with companies in the Comparison Group. Accordingly, the Committee determined that the CEO should be eligible for an incentive opportunity target of 80 percent of base salary, each Vice President eligible for an incentive opportunity target of 44 percent of base salary, and the other officers were eligible for an incentive opportunity target of 30 percent of base salary.

In late 1995, the Committee adopted new annual and long-term incentive plans for executives designed to motivate executives to focus on and successfully manage those activities which have the greatest impact on the creation of shareholder value. These plans, which were effective for 1996, are driven by three fundamental performance measures ("value drivers") which the Committee believes have a direct impact on the creation of shareholder value: increased production, increased ore reserves, and increased cash available for growth.

The Annual Incentive Plan provides executives the opportunity to earn annual performance units, which are redeemed at the end of each year. One-half of the executives' target unit award is fixed at the beginning of the plan year, based on predetermined Company performance levels associated with each value driver: cash flow for growth, production, and net reserve increases. The Committee determined that 17 percent of the value driver performance measures were achieved.

In addition, variable units may be earned by an executive by meeting certain individual objectives in support of the three value drivers. An executive may earn up to two times his or her fixed unit award, depending on the level of accomplishment of his or her individual objectives.

In 1996, the CEO's performance was evaluated by the Board of Directors. The Committee determined that Mr. Nennecker accomplished 96 percent of his individual objectives. This, combined with the achievement of 17 percent of the value driver performance measures, earned Mr. Nennecker 57 percent of his annual incentive target (or 45 percent of his base salary).

The Committee determined that other Named Executive Officers earned incentive awards of up to 61 percent of their incentive targets (or 64 percent of base salary) based on the value driver performance measures and evaluation of the individual executive's performance with respect to his individual objectives.

The Value Creation Incentive Plan provides a long-term award opportunity for sustained performance by meeting three-year performance objectives tied to the three value drivers. The Plan creates a weighted market capitalization value for the Company based on its current levels of cash flow, production, and reserves. Participants receive value units commensurate with their accountability and responsibility for long-term value creation. The value units will increase or decrease in value over the three-year term of the grant, depending on whether cash flow, production, and reserves are increased or eroded. Participants will receive any increase in value of the units in cash, stock, stock options, or a combination of these. For 1996, the value creation unit grants replaced 25 percent of the stock option grants based on the Committee's historical grant practices.

The Committee believes that the Annual and Value Creation Incentive Plans deliver competitive annual and long-term incentive opportunities which are well aligned with business results and shareholder value created.

STOCK OPTIONS

Stock options are granted each year to the Company's employees, including the CEO and the Named Executive Officers, to encourage management of the Company from the perspective of an owner with an equity interest in the business, and to encourage the employees to continue as employees of the Company. Stock options granted to all employees eligible to receive awards, including the CEO and each Named Executive Officer, are based on the employee's overall position of responsibility and accountability, taking into account the participant's recent performance and ability to effect long-term value creation. In addition, each time an employee changes positions and assumes increased responsibilities, the Committee awards the employee options based on the Committee's subjective assessment of the nature and importance of the increased responsibilities assumed.

On February 13, 1996, the Committee elected to award Mr. Nennecker options to purchase 73,200 Common Shares. At this time, other Named Executive Officers received annual grants to purchase from 16,400 to 37,600 Common Shares. The exercise price of such options was $16.00 per share, the fair market value of the underlying Common Shares on the date the options were granted, based on the closing price of the Common Shares on the American Stock Exchange on such date. On December 31, 1996, the Committee elected to award Mr. Nennecker additional options to purchase 99,200 Common Shares. At this time, other Named Executive Officers received additional grants to purchase from 44,800 to 51,200 Common Shares. The exercise price of such options was $7.563 per share, the fair market value of the underlying Common Shares on the date the options were granted, based on the closing price of the Common Shares on the American Stock Exchange on such date.

POLICY WITH RESPECT TO THE DEDUCTIBILITY OF COMPENSATION

To qualify the deductibility of compensation for United States federal income tax purposes, it is the Company's policy to meet the requirements for exclusion from the limit on deductibility imposed by Section 162(m) of the Internal Revenue Code by paying performance-based compensation if possible. With respect to cases in which it is not possible to meet the requirements for exclusion from
Section 162(m) of the Code, the Company intends to minimize any award of compensation in excess of the limit.

    COMPENSATION COMMITTEE

    Lindsay D. Norman, Chairman
    Douglas R. Cook
    Peter R. Kutney
    Michael A. Grandin



                                       [GRAPH]

                             FIVE-YEAR TOTAL RETURN GRAPH


Pegasus Gold Inc.       100       120       178        92       112        61
S&P 500                 100       104       112       110       148       178
TSE Gold & Silver       100       106       216       194       211       229
Index

                    REMUNERATION OF DIRECTORS AND SENIOR OFFICERS

The following disclosure is required under the British Columbia Company Act.
For these purposes, "senior officer" means the chairman or any vice chairman of the board of directors, the president, any vice president, the secretary, the treasurer or the general manager of the Company or any other individual who performs functions of the Company similar to those normally performed by an individual occupying any of those offices, and the five highest paid employees of the Company.

The aggregate direct remuneration paid or payable by the Company and its subsidiaries to the directors and senior officers of the Company during the financial year ended December 31, 1996 was $3,069,013. The estimated aggregate cost to the Company and its subsidiaries during the fiscal year ended December 31, 1996 of all pension benefits proposed to be paid under the Company's pension plans in the event of retirement at normal retirement age to the directors and senior officers of the Company, by the Company, or any of its subsidiaries, directly or indirectly, was $63,418.

Since January 1, 1996, options to acquire an aggregate of 633,133 Common Shares were issued to the directors and senior officers of the Company as a group. The exercise price of such options ranged from $7.563 per share to $16.000 per share. During the same period, an aggregate of 70,000 options to purchase Common Shares was exercised at exercise prices ranging from $8.563 per share to $15.625 per share. During the period from January 1, 1996 to March 10, 1997, the closing price of the Common Shares on the American Stock Exchange ranged from a low of $7.063 per share to a high of $17.375 per share.

During the fiscal year ended December 31, 1996, Mr. Nennecker was indebted to the Company under a non-interest bearing loan made to him in connection with his employment. The largest amount of debt outstanding in this regard during such year, and the amount outstanding as of March 10, 1997, was $56,042.

               PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 STOCK PLAN

At the Annual Meeting, the shareholders will be requested to approve the adoption of the 1997 Stock Plan (the "Plan"), a new incentive stock-based compensation plan for the Company's directors and executive officers.

DESCRIPTION OF THE PLAN

On February 19, 1997, the Board of Directors adopted, subject to shareholder approval, the 1997 Stock Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company by (i) encouraging directors and employees of the Company and its subsidiaries to focus on long-range objectives,
(ii) attracting and retaining employees, and (iii) aligning the financial interests of directors and employees with the interests of the shareholders.
The Plan will replace the Directors Plan and the 1987 Plan, which expire June 1, 1997 and May 21, 1997, respectively. If approved, the Plan is effective January 8, 1997 and terminates on January 8, 2007 unless the Board of Directors terminates the Plan earlier.

GENERAL TERMS

The Plan is administered by the Compensation Committee, which consists solely of non-employee directors. The Committee designates the directors and employees of the Company and its subsidiaries eligible to receive awards and determines the terms and condition of the award subject to certain Plan limitations. The terms and conditions of all awards must be evidenced by written agreement executed by the Company and the participant.

The Plan authorizes for issuance, pursuant to Plan awards, an aggregate 4,000,000 Common Shares plus any shares that are available under the Directors' Plan and 1987 Plan on the date of shareholder approval (estimated to be 85,100 shares and 45,700 shares, respectively), or that become available for grant due to the expiration, termination, or cancellation of options awarded under such plans. The Committee may grant any of the following awards: stock options, stock appreciation rights, stock awards, and unit awards. Unissued Common Shares subject to Plan awards that expire, terminate, or are canceled will be available for future awards under the Plan.

STOCK OPTIONS

Under the terms of the Plan, the Committee may grant stock options in the form of incentive stock options (as defined in Section 422 of the Internal Revenue
Code) or non-qualified stock options. The exercise price for all options may not be less than the closing price on a recognized stock exchange (such as the American Stock Exchange) on the date of grant. The term of a stock option may not exceed ten (10) years. With respect to any optionee who owns stock possessing more than 10% of the voting rights of the Company's outstanding stock ("10% Shareholder"), the exercise price of any incentive stock option must equal at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five (5) years. The aggregate fair market value (determined at the time of grant of an incentive stock option) of Common Shares with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

STOCK APPRECIATION RIGHTS

The Committee also may grant stock appreciation rights in connection with stock options. Under the terms of the Plan, stock appreciation rights authorize an optionee to surrender all or part of an unexercised stock option in exchange for cash or Common Shares equal to the difference between the option exercise price and the fair market value of the Common Shares on the date of surrender. The Committee may include other terms and conditions as it deems appropriate.

STOCK AWARDS

In addition, the Committee may grant stock awards to eligible persons. Stock awards provide for the issuance of Common Shares on such terms and conditions and subject to such performance requirements as the Committee determines.

UNIT AWARDS

The Committee may grant unit awards to eligible persons as compensation for past or future services. In general, the value of unit awards is measured by increases or decreases in the Corporation's value during the term of the unit award. Prior to granting such award, the Committee must determine the method of measuring such value, such as a formula based on operating cash flow, production and reserves, or fair market value per Common Share.

RESTRICTIONS ON TRANSFER

In general, awards are not transferable or exercisable by any one other than the participant. However, the Committee may permit awards to be exercised by and paid to such persons or entities as the Committee may approve based on satisfactory evidence that the transfer is being made for estate or tax planning purposes. Incentive stock options may not be transferred except on the death of the participant by will or the laws of descent and distribution. In addition, if the participant has suffered a disability, an incentive stock option may be exercised on behalf of the participant by his or her legal representative. The Plan permits the transfer of other awards without further Committee approval as follows: to the Company, in connection with the death or disability of a participant, pursuant to a domestic relations order, or pursuant to the authorization by the Committee of "cashless exercise" procedures. No award may be transferred if applicable stock exchange rules would not permit such transfer.

LIMITATIONS ON AWARDS TO CERTAIN INDIVIDUALS

The Company may not grant, issue or sell to any employee in any calendar year stock options to purchase more than 250,000 Common Shares or stock appreciation rights with respect to more than 250,000 Common Shares. In addition, as long as the Common Shares are listed on The Toronto Stock Exchange or the Montreal Exchange, the Company may not (i) grant stock options to insiders, in respect of Common Shares exceeding an aggregate at any time of 10% of the outstanding issue, (ii) issue to insiders within a one (1) year period a number of Common Shares exceeding 10% of the Company's outstanding issue, (iii) issue to any one insider and his associates within a one (1) year period a number of Common Shares exceeding 5% of the Company's outstanding issue, or (iv) grant stock options to any one person in respect of Common Shares exceeding 5% of the outstanding issue except (in any such case) as may be permitted by the rules of The Toronto Stock Exchange and the Montreal Exchange.

AMENDMENTS

The Board of Directors may amend the Plan at any time, as it deems advisable, subject to the approval of the Toronto and Montreal stock exchanges. However, without the consent of the shareholders, the Board may not amend the Plan to increase the maximum number of Common Shares authorized for issuance under the Plan or to change the designation or class of persons eligible to receive Awards under the Plan. Under the rules of the Toronto and Montreal stock exchanges, certain other amendments of the Plan may require shareholder approval.

ADJUSTMENT TO AWARDS AND RELATED MATTERS

In the case of a merger, consolidation, amalgamation, arrangement, reorganization, spin-off, recapitalization, reincorporation, stock split, dividend issued in stock or other change in the corporate structure of the Company, the Committee is authorized to make appropriate adjustments to awards in order to preserve but not increase the benefits to the participants. The Plan also authorizes the Committee to permit a participant to use Common Shares already owned by the participant as payment of an exercise price for a stock option or payment of any consideration required for a stock award granted under the Plan. Consistent with applicable law, the Committee may authorize "cashless exercise" procedures for third parties who provide financing for the purpose of the exercise of awards and for the sale of Common Shares to cover withholding taxes.

1997 OPTION GRANTS

Subject to the approval of the shareholders of the Plan, the Committee has granted 200,000 options allocated among the directors and approximately 550,000 options allocated to officers and employees.

BOARD RECOMMENDATION

The Board believes it is in the best interests of the Company and its shareholders to offer stock-based awards in accordance with the terms of the Plan in order to continue to attract and retain the services of experienced employees and to provide additional incentives for such employees to continue to work for the best interests of the Company and its shareholders through an investment interest in the future success of the Company. By their terms, the Company's Directors' Plan and 1987 Plan will expire during the current fiscal year. Without a new stock plan, the Company's ability to continue to attract and retain such employees and provide such incentives would be compromised.

Pursuant to the terms of the Plan and the rules of the Toronto, Montreal and American stock exchanges, the adoption of the Plan must be approved by a simple majority of the votes cast at the Annual Meeting.

A full copy of the Plan is attached as Exhibit 1 to this Proxy Statement and Information Circular.

                                 CORPORATE GOVERNANCE

The Toronto and Montreal stock exchanges require listed companies to provide certain disclosure annually with respect to their corporate governance practices with reference to the December 1994 report of The Toronto Stock Exchange Committee on Corporate Governance in Canada. In its report, the Committee established guidelines for corporate governance. However, in recognition of the great diversity in the nature, size and ownership structure of corporations, the guidelines do not constitute mandatory requirements and corporations are not required to comply with the Committee's standards. The following disclosure is included to illustrate and explain the differences which may exist between the Company's system of corporate governance and the Committee's guidelines.


TSE Corporate Governance         Does the
Committee Guideline              Company Align?    Comments
------------------------         --------------  ------------------
1.  Board should explicitly
    assume responsibility for
    stewardship of the
    corporation, and
    specifically for:

    a.   adoption of a           Yes             Board meetings from
         strategic planning                      time to time focus
         process                                 on substantial strategic
                                                 planning matters

    b.   identification of       Yes             The Board has
         principal risks, and                    specifically identified
         implementing risk                       the Company's principal
         management systems                      risks and implemented risk
                                                 management systems.  For
                                                 example, the Company conducts
                                                 environmental audits of its
                                                 mine sites and has adopted a
                                                 hedging program to reduce the
                                                 effects of swings in the price
                                                 of gold and foreign
                                                 currencies.

    c.   succession planning     Yes             The Board discusses
         and monitoring senior                   succession planning
         management                              matters at least
                                                 annually, and reviews all
                                                 compensation matters
                                                 pertaining to senior
                                                 management.

    d.   communications policy   Yes             The Board has put
                                                 structures in place to
                                                 ensure effective
                                                 communication between the
                                                 Company, its shareholders
                                                 and the public, including
                                                 accommodating feedback
                                                 from shareholders.

TSE Corporate Governance         Does the
Committee Guideline              Company Align?    Comments
------------------------         --------------  ------------------

    e.   integrity of internal   Yes             The Board has implemented
         control and management                  internal control and
         information systems                     management information
                                                 systems.  The Board has also,
                                                 through the appointment of
                                                 various committees, put in
                                                 place an effective system for
                                                 monitoring the implementation
                                                 of corporate strategies.  Each
                                                 of the following committees is
                                                 responsible to review and
                                                 advise the on implementation
                                                 of corporate strategy in the
                                                 noted areas:

                                                 --Compensation Committee:
                                                    employment and
                                                    remuneration

                                                 --Environmental Committee:
                                                    environmental
                                                    compliance

                                                 --Audit Committee:
                                                    compliance of
                                                    financial reporting
                                                    with accounting
                                                    principles and
                                                    oversight of all
                                                    financial plans

                                                 --Nominating Committee:
                                                    ensures appropriate
                                                    Board candidates

    2.   Majority of directors   Yes             Werner G. Nennecker
         should be "unrelated"                   (President and CEO)
         (independent of                         is the only Board
         management and free                     member who is related.
         from conflicting
         interest)

    3.   Disclosure for each     Yes             Werner G. Nennecker
         director, whether or                    Related -- as President
         not he or she is                        and Chief Executive
         related, and how                        Officer of the Company
         that conclusion was
         reached                                 For the remainder of the
                                                 directors, none of them
                                                 has:

                                                 --worked for the Company
                                                 --material contracts with
                                                   the Company
                                                 --received remuneration
                                                   from the Company in
                                                   excess of directors'
                                                   fees, including stock
                                                   options.

TSE Corporate Governance         Does the
Committee Guideline              Company Align?              Comments
------------------------         --------------  ------------------------------
                                                 Lawrence I. Bell     Unrelated
                                                 Peter M.D. Bradshaw  Unrelated
                                                 Douglas R. Cook      Unrelated
                                                 Michael A. Grandin   Unrelated
                                                 Peter R. Kutney      Unrelated
                                                 Lindsay D. Norman    Unrelated
                                                 Anthony J. Petrina   Unrelated
                                                 Fred C. Schulte      Unrelated

4.  Appoint a committee of       Yes             The Nominating Committee has
    non-management directors,                    the mandate to:
    a majority of which are
    "unrelated", responsible                     --recommend candidates for the
    for appointment/assessment                       Board
    of directors                                 --annually review credentials
                                                     of nominees for
                                                     re-election
                                                 --recommend candidates for
                                                     filling vacancies on the
                                                     Board
                                                 --ensure qualifications are
                                                     maintained

5.  Implement a process for      Yes             The Board meets in December
    assessing the effectiveness                  each year to discuss the
    of the board, its                            effectiveness of the Board
    committees and individual                    as a whole, the committees
    directors                                    of the Board and the
                                                 contribution of individual
                                                 directors

6.  Provide orientation and      Yes             Reports relating to the
    education programs for new                   Company's business and affairs
    directors                                    are provided to new directors,
                                                 as is an informal orientation.

                                                 Presentations are from time to
                                                 time given to the Board on
                                                 legal and other matters
                                                 applicable to the Company and
                                                 directors' duties.

                                                 Board members visit mine sites
                                                 to give them additional
                                                 insight into the Company's
                                                 business.

TSE Corporate Governance         Does the
Committee Guideline              Company Align?            Comments
------------------------         --------------  ------------------------------
7.   Consider reducing size of   Yes             A board must have enough
     board, with a view to                       directors to carry out its
     improving effectiveness                     duties efficiently, while
                                                 presenting a diversity of views
                                                 and experience.  In December
                                                 the Board reviews the
                                                 contributions of the directors,
                                                 and considers whether the
                                                 current size of the Board
                                                 promotes effectiveness and
                                                 efficiency. The Board believes
                                                 nine directors is the
                                                 appropriate number at this
                                                 time.

8.   Review compensation of      Yes             The Compensation Committee is
     directors in light of                       mandated to review and
     risks and responsibilities                  recommend to the Board for
                                                 approval the remuneration of
                                                 directors.  The Committee
                                                 considers time commitment,
                                                 comparative fees and
                                                 responsibilities in determining
                                                 remuneration.  The Board has
                                                 received advice from an outside
                                                 consultant on the adequacy of
                                                 the compensation paid to
                                                 Directors.

9a.  Committees should           Yes             Mr. Nennecker serves on the
     generally be composed of                    Executive Committee.  All
     non-management directors                    other Board committees are
                                                 composed solely of non-
                                                 management directors.

9b.  Majority of committee       Yes
     members should be
     unrelated

10.  Appoint a committee         Yes             The Executive Committee has
     responsible for approach                    the responsibility to the full
     to corporate governance                     Board regarding corporate
     issues                                      governance.

11a. Define limits to
     management's
     responsibilities by
     developing mandates for:

     (i)  the board              Yes             The Board has the
                                                 responsibility to oversee the
                                                 conduct of the business of the
                                                 Corporation and to supervise
                                                 management.  Its duties and
                                                 responsibilities are set forth
                                                 in more detail in the
                                                 Board's terms of reference.

TSE Corporate Governance         Does the
Committee Guideline              Company Align?    Comments
------------------------         --------------  ------------------
     (ii) the CEO                Yes             The CEO's written terms of
                                                 reference constitute a mandate
                                                 on a year-to-year basis.
                                                 These objectives include the
                                                 general mandate to optimize
                                                 the assets of the Corporation
                                                 in the best interests of all
                                                 shareholders.

11b. Board should approve CEO's  Yes             The CEO's objectives are
     corporate objectives                        reviewed and approved by the
                                                 full Board on an annual basis.

12.  Establish structures and    Yes             The Board has appointed a non-
     procedures to enable the                    management Chairman.
     board to function                           In addition, the Board meets
     independently of management                 independently of management
                                                 when appropriate, and at least
                                                 one time per year.

13.  Establish an audit          Yes             The Audit Committee is
     committee, composed                         composed entirely of non-
     solely of non-management                    management directors and is
     directors, with a                           mandated to:
     specifically defined
     mandate

                                                 --ensure that the Company's
                                                   management has designed and
                                                   implemented an effective
                                                   system of internal
                                                   financial controls and to
                                                   review and report to the
                                                   Board on the integrity of
                                                   the consolidated financial
                                                   statements of the Company.

14.  Implement a system to enable  Yes           The Board and its Committees
     individual directors to                     have that power under their
     engage outside advisers, at                 terms of reference, and use
     corporation's expense                       it when, and if, necessary.

                       APPOINTMENT AND REMUNERATION OF AUDITORS

The firm of Coopers & Lybrand, Chartered Accountants, 1111 West Hastings Street, Vancouver, British Columbia, Canada, has served as the auditors of the Company since 1981. No member of such firm, or any associate thereof, has any financial or any other material interest in the Company or its subsidiaries. In the absence of contrary direction, the proxies will be voted in favor of the re-appointment of Coopers & Lybrand as auditors of the Company for the ensuing year.

A representative of the firm of Coopers & Lybrand will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer any questions shareholders may have with respect to the financial statements of the Company for the fiscal year ended December 31, 1996.

The British Columbia Company Act requires that the remuneration of the auditors of the Company be fixed by ordinary resolution of the shareholders. The shareholders will be asked to vote for an ordinary resolution authorizing the directors to fix the remuneration of the auditors, such authorization to expire at the next annual general meeting of shareholders of the Company.

            PROPOSALS BY SHAREHOLDERS FOR THE 1998 ANNUAL GENERAL MEETING

Any shareholder of the Company who wishes to present a proposal to be considered at the 1998 Annual General Meeting of Shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement and Information Circular, must deliver such proposal in writing to the Secretary or Assistant Secretary of the Company at Suite 1500, 601 West First Avenue, Spokane, Washington, U.S.A. 99204, no later than November 26, 1997.

THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY SHAREHOLDER SUBMITTING A WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. THE COMPANY WILL ALSO FURNISH A COPY OF CERTAIN DOCUMENTS, INCLUDING ITS CURRENT ANNUAL INFORMATION FORM FILED WITH THE CANADIAN SECURITIES REGULATORY AUTHORITIES, TO ANY PERSON UPON REQUEST. THE COMPANY MAY REQUIRE THE PAYMENT OF A REASONABLE CHARGE IN THE CASE OF A REQUEST MADE BY A PERSON WHO DOES NOT HOLD SECURITIES OF THE COMPANY. WRITTEN REQUESTS SHOULD BE DIRECTED TO THE DIRECTOR OF INVESTOR RELATIONS, PEGASUS GOLD INC., SUITE 1500, 601 WEST FIRST AVENUE, SPOKANE, WASHINGTON, U.S.A. 99204.

The contents and the sending of this Proxy Statement and Information Circular have been approved by the Board of Directors of the Company.



                                  BY ORDER OF THE BOARD,


                                  Robert A. Lonergan

                                  Secretary



Spokane, Washington, U.S.A.
March 24, 1997

                                  PEGASUS GOLD INC.
                                 INSTRUMENT OF PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MANAGEMENT OF PEGASUS GOLD INC. (THE "COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 1997. The undersigned, revoking any previous proxies, hereby appoints WERNER G. NENNECKER, President and Chief Executive Officer, and ROBERT A. LONERGAN, Secretary, and each of them, or, instead of either of the
foregoing,                , as nominee and proxy of the undersigned, with full
power of substitution, and hereby authorizes each of them to represent and to vote all Common Shares of the undersigned of the Company at the Annual General Meeting of Shareholders on April 30, 1997, and at any adjournments thereof, upon all matters which may come before said meeting. Without limiting the general powers conferred, the undersigned hereby directs the said nominee to vote the shares represented by this Proxy in the following matters as indicated below:

                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

1.  ELECTION OF DIRECTORS
         FOR ALL NOMINEES LISTED (EXCEPT AS      PETER M.D. BRADSHAW
    ---- MARKED TO THE CONTRARY)                 DOUGLAS R. COOK
         INSTRUCTION:  To withhold authority     PETER R. KUTNEY
         to vote for any individual nominee
         strike a line through the nominee's
         name in the list.
         WITHHOLD AUTHORITY  TO VOTE FOR ALL
    ---- NOMINEES LISTED

2.  APPOINTMENT OF COOPERS & LYBRAND AS AUDITORS     For         Withhold Vote
                                                 ---         ---
3.  AUTHORIZATION OF THE DIRECTORS TO FIX THE
    REMUNERATION TO BE PAID TO THE AUDITORS          For         Against
                                                 ---         ---
4.  APPROVAL OF ADOPTION OF THE 1997 STOCK PLAN
    OF THE COMPANY                                   For         Against
                                                 ---         ---


PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR. PLEASE ADD YOUR TITLE IF SIGNING AS AGENT, ADMINISTRATOR, EXECUTOR OR TRUSTEE, OR IN ANOTHER REPRESENTATIVE CAPACITY.

         Date                                     , 1997
              ------------------------------------
         Note: If not dated, this Proxy will be deemed to bear the date on which it is mailed to the Company.

         Signature
                  --------------------------------------------------------
                  --------------------------------------------------------
                            (Please Print Your Name & Title)

                                  Signature
                                           -------------------------------------

                                  ----------------------------------------------
                                         (Please Print Your Name & Title)

                     PLEASE MARK, SIGN, DATE, AND RETURN PROMPTLY
                             IN THE ACCOMPANYING ENVELOPE